Exhibit 99.1
ENVISTA REPORTS THIRD QUARTER 2021 RESULTS

Brea, California, November 3, 2021 – Envista Holdings Corporation (NYSE: NVST) today announced results for the third quarter 2021.

As previously disclosed, in September we reached an agreement to sell our KaVo Treatment Unit and Instrument business (the “Divestiture”). We expect this transaction to close by the end of the year. For the current quarter the results of the Divestiture are reflected as discontinued operations in our financial statements as required by generally accepted accounting principles. All commentary in this release relates to continuing operations unless otherwise noted.

For the quarter ended October 1, 2021, sales increased 11% to $607.3 million with core sales growth of 10.2% over the third quarter 2020.

For the third quarter, net income was $80.2 million or $0.45 per diluted share. Adjusted net income was $79.4 million, representing a 22% increase year over year. Adjusted earnings per diluted share was $0.45 vs. $0.40 in the comparable period in 2020. Adjusted EBITDA for the third quarter was $119.1 million compared to $111.4 million for the third quarter of 2020.

Amir Aghdaei, Chief Executive Officer, remarked, “We grew significantly above pre-pandemic levels and delivered double-digit core growth over 2020 as we continued to benefit from the reshaping of our portfolio and our long-term investments in both commercial execution and innovation. Our adjusted EBITDA margin was 19.6% reflecting the underlying profitability of our business and our focus on continuous improvement.”

Mr. Aghdaei continued, “We are very pleased with our third quarter results and remain optimistic about the future of the dental industry. Since our IPO in September 2019, we have made significant progress in transforming our business from a broad mix of dental products to a focused company providing highly differentiated consumables and specialty dental products underpinned by strong digital workflow solutions. We remain committed to our purpose of partnering with professionals to improve patients’ lives and will continue to work to personalize, digitize, and democratize dental care.”

2021 Full Year Guidance

We are raising our financial guidance for continuing operations for the year as follows:

Sales	$2.475 - $2.500 Billion
Adjusted EBITDA	$480 - $495 Million
Envista will discuss its quarterly results and provide an outlook for 2021 during an investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of Envista's website, www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of Envista's website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 877-876-9173 within the U.S. or by dialing +1 785-424-1667 outside the U.S. a few minutes before the 2:00 P.M. PT start and referencing conference ID #7516382. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of Envista's website under the subheading "Events & Presentations." Presentation materials relating to Envista's results have been posted to the "Investors" section of Envista's website under the subheading "Quarterly Earnings." In addition, selected unaudited historical financial information for continuing operations has been posted to the "Investors" section of Envista's website.

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, Kerr, and KaVo united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the impact of the COVID-19 pandemic, including new variants of the virus, the pace of recovery in the markets in which we operate, global supply chain disruptions and potential staffing shortages due to any federal, state or local vaccine mandates, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, the effect of the Divestiture on our business relationships, operating results, share price or business generally, the occurrence of any event or other circumstances that could give rise to the termination of the purchase agreement, the failure to satisfy any of the conditions to completion of the Divestiture, the failure to realize the expected benefits resulting from the Divestiture, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, significant restrictions and/or potential liability based on tax implications of transactions with Danaher, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors, and disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2020 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Stephen Keller
Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
Fax: (714) 817-5450

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 1, 2021	October 2, 2020		October 1, 2021		October 2, 2020
Sales	$607.3	$547.2		$1,857.1		$1,312.8
Cost of sales	251.0	238.8		773.8		598.0
Gross profit	356.3	308.4		1,083.3		714.8
Operating expenses:
Selling, general and administrative	250.6	226.8		747.5		681.3
Research and development	24.0	20.0		75.7		63.5
Operating profit (loss)	81.7	61.6		260.1		(30.0)
Nonoperating income (expense):
Other income	0.2	0.2		0.8		0.4
Interest expense, net	(12.0)	(23.4)		(43.6)		(41.2)
Income (loss) before income taxes	69.9	38.4		217.3		(70.8)
Income tax (benefit) expense	(10.3)	14.8		(3.7)		(22.2)
Income (loss) from continuing operations	80.2	23.6		221.0		(48.6)
Income (loss) from discontinued operations, net of tax	12.7	12.0		33.7		(26.5)
Net income (loss)	$92.9	$35.6		$254.7		$(75.1)
Earnings (loss) per share:
Earnings (loss) from continuing operations - basic	$0.50	$0.15		$1.37		$(0.30)
Earnings (loss) from continuing operations - diluted	$0.45	$0.14		$1.25		$(0.30)

Earnings (loss) from discontinued operations - basic	$0.08	$0.08		$0.21		$(0.17)
Earnings (loss) from discontinued operations - diluted	$0.07	$0.07		$0.19		$(0.17)

Earnings (loss) - basic	$0.58	$0.22	*	$1.58		$(0.47)
Earnings (loss) - diluted	$0.52	$0.22	*	$1.43	*	$(0.47)
Average common stock and common equivalent shares outstanding:
Basic	161.5	159.7		161.1		159.4
Diluted	178.1	163.9		177.5		159.4
* Earnings (loss) per share is computed independently for earnings (loss) per share from continuing operations and earnings (loss) per share from discontinued operations. The sum of earnings (loss) per share from continuing operations and earnings (loss) per share from discontinued operations does not equal earnings (loss) per share due to rounding.

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except share amounts)

	As of
	October 1, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$638.8	$888.9
Trade accounts receivable, less allowance for credit losses of $25.2 and $30.5, respectively	307.4	301.7
Inventories, net	274.3	216.0
Prepaid expenses and other current assets	77.9	70.1
Current assets held for sale	468.0	113.9
Total current assets	1,766.4	1,590.6
Property, plant and equipment, net	266.1	274.6
Operating lease right-of-use assets	150.8	162.7
Other long-term assets	174.1	119.0
Goodwill	3,145.8	3,207.4
Other intangible assets, net	1,058.8	1,152.7
Noncurrent assets held for sale	—	369.0
Total assets	$6,562.0	$6,876.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$426.7	$886.8
Trade accounts payable	171.0	202.5
Accrued expenses and other liabilities	509.9	467.8
Operating lease liabilities	24.5	31.1
Current liabilities held for sale	137.1	96.5
Total current liabilities	1,269.2	1,684.7
Operating lease liabilities	139.7	152.6
Other long-term liabilities	318.2	347.0
Long-term debt	887.8	907.7
Noncurrent liabilities held for sale	—	63.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, no par value, 15.0 million shares authorized; no shares issued or outstanding at October 1, 2021 and December 31, 2020	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 161.7 million shares issued and 161.3 million shares outstanding at October 1, 2021; 160.2 million shares issued and 160.0 million outstanding at December 31, 2020	1.6	1.6
Additional paid-in capital	3,716.6	3,684.4
Retained earnings	381.1	126.4
Accumulated other comprehensive loss	(152.6)	(91.8)
Total Envista stockholders’ equity	3,946.7	3,720.6
Noncontrolling interests	0.4	0.4
Total stockholders’ equity	3,947.1	3,721.0
Total liabilities and stockholders’ equity	$6,562.0	$6,876.0

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Nine Months Ended
	October 1, 2021	October 2, 2020
Cash flows from operating activities:
Net income (loss)	$254.7	$(75.1)
Noncash items:
Depreciation	29.4	31.5
Amortization	62.6	68.0
Allowance for credit losses	4.2	20.1
Stock-based compensation expense	21.6	16.7
Gain on sale of property, plant and equipment	(2.2)	—
Restructuring charges	0.3	11.1
Impairment charges	9.4	17.1
Amortization of right-of-use assets	21.3	23.1
Amortization of debt discount and issuance costs	17.6	8.0
Change in trade accounts receivable	(15.1)	64.3
Change in inventories	(67.1)	16.8
Change in trade accounts payable	(39.9)	(49.3)
Change in prepaid expenses and other assets	(23.4)	(33.8)
Change in accrued expenses and other liabilities	(18.7)	(0.8)
Change in operating lease liabilities	(29.1)	(27.2)
Net cash provided by operating activities	225.6	90.5
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(40.7)
Payments for additions to property, plant and equipment	(46.0)	(34.6)
Proceeds from sales of property, plant and equipment	11.6	—
All other investing activities	8.5	11.3
Net cash used in investing activities	(25.9)	(64.0)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	517.5
Payment of debt issuance and other deferred financing costs	(2.3)	(17.2)
Proceeds from revolving line of credit	—	249.8
Repayment of revolving line of credit	—	(250.0)
Repayment of borrowings	(475.7)	—
Purchase of capped calls related to issuance of convertible senior notes	—	(20.7)
Proceeds from stock option exercises	16.0	8.7
All other financing activities	(5.4)	0.6
Net cash (used in) provided by financing activities	(467.4)	488.7
Effect of exchange rate changes on cash and cash equivalents	17.6	(25.6)
Net change in cash and cash equivalents	(250.1)	489.6
Beginning balance of cash and cash equivalents	888.9	211.2
Ending balance of cash and cash equivalents	$638.8	$700.8

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (UNAUDITED)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Operating Profit (Loss)	$81.7	$61.6	$260.1	$(30.0)
Income (Loss) From Continuing Operations	$80.2	$23.6	$221.0	$(48.6)
Diluted EPS From Continuing Operations	$0.45	$0.14	$1.25	$(0.30)
Operating Cash Flow	$88.3	$148.1	$225.6	$90.5

	NON-GAAP *
	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Adjusted Operating Profit	$110.6	$101.1	$348.6	$105.3
Adjusted Net Income	$79.4	$64.9	$247.4	$57.2
Adjusted Diluted EPS	$0.45	$0.40	$1.39	$0.35
Adjusted EBITDA	$119.1	$111.4	$374.3	$130.7
Free Cash Flow	$82.3	$134.9	$191.2	$55.9

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three Month Period Ended		Nine Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Sales
Specialty Products & Technologies	$363.4	$316.9	$1,116.1	$774.1
Equipment & Consumables	243.9	230.3	741.0	538.7
Total	$607.3	$547.2	$1,857.1	$1,312.8

Operating Profit (Loss)
Specialty Products & Technologies	$61.5	$41.4	$211.6	$26.2
Equipment & Consumables	45.4	38.9	131.0	11.0
Other	(25.2)	(18.7)	(82.5)	(67.2)
Total	$81.7	$61.6	$260.1	$(30.0)

Operating Margins
Specialty Products & Technologies	16.9%	13.1%	19.0%	3.4%
Equipment & Consumables	18.6%	16.9%	17.7%	2.0%
Total	13.5%	11.3%	14.0%	(2.3)%
Adjusted Operating Profit

	Three Month Period Ended		Nine Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Consolidated
Operating Profit (Loss)	$81.7	$61.6	$260.1	$(30.0)
Amortization of acquisition-related intangible assets	20.3	22.3	61.4	65.5
Restructuring costs and asset impairments A	8.6	17.2	23.8	53.8
Contingent loss reserves B	—	—	3.3	16.0
Adjusted Operating Profit	$110.6	$101.1	$348.6	$105.3
Adjusted Operating Profit as a % of Sales	18.2%	18.5%	18.8%	8.0%

Specialty Products & Technologies
Operating Profit	$61.5	$41.4	$211.6	$26.2
Amortization of acquisition-related intangible assets	15.0	15.3	45.2	44.8
Restructuring costs and asset impairments A	8.2	11.5	15.2	28.0
Contingent loss reserve B	—	—	2.1	—
Adjusted Operating Profit	$84.7	$68.2	$274.1	$99.0
Adjusted Operating Profit as a % of Sales	23.3%	21.5%	24.6%	12.8%

Equipment & Consumables
Operating Profit	$45.4	$38.9	$131.0	$11.0
Amortization of acquisition-related intangible assets	5.3	7.0	16.2	20.7
Restructuring costs and asset impairments A	0.1	3.8	4.5	20.2
Contingent loss reserve B	—	—	1.2	—
Adjusted Operating Profit	$50.8	$49.7	$152.9	$51.9
Adjusted Operating Profit as a % of Sales	20.8%	21.6%	20.6%	9.6%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net Income (Loss) From Continuing Operations	$80.2	$23.6	$221.0	$(48.6)
Amortization of acquisition-related intangible assets	20.3	22.3	61.4	65.5
Restructuring costs and asset impairments A	8.6	17.2	23.8	53.8
Contingent loss reserves B	—	—	3.3	16.0
Non-cash interest expense - convertible senior notes C	4.9	4.4	14.2	6.4
Tax effect of adjustments reflected above D	(8.3)	(2.5)	(23.9)	(33.3)
Discrete tax adjustments and other tax-related adjustments E	(26.3)	(0.1)	(52.4)	(2.6)
Adjusted Net Income	$79.4	$64.9	$247.4	$57.2

Adjusted Diluted Earnings Per Share

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Diluted Earnings From Continuing Operations (Loss) Per Share	$0.45	$0.14	$1.25	$(0.30)
Amortization of acquisition-related intangible assets	0.11	0.14	0.35	0.40
Restructuring costs and asset impairments A	0.05	0.10	0.13	0.33
Contingent loss reserves B	—	—	0.02	0.10
Non-cash interest expense - convertible senior notes C	0.03	0.03	0.08	0.04
Tax effect of adjustments reflected above D	(0.04)	(0.01)	(0.13)	(0.20)
Discrete tax adjustments and other tax-related adjustments E	(0.15)	—	(0.31)	(0.02)
Adjusted Diluted Earnings Per Share	$0.45	$0.40	$1.39	$0.35

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net Income (Loss) From Continuing Operations	$80.2	$23.6	$221.0	$(48.6)
Interest expense, net	12.0	23.4	43.6	41.2
Income taxes	(10.3)	14.8	(3.7)	(22.2)
Depreciation	8.3	10.1	24.9	25.0
Amortization of acquisition-related intangible assets	20.3	22.3	61.4	65.5
Restructuring costs and asset impairments A	8.6	17.2	23.8	53.8
Contingent loss reserves B	—	—	3.3	16.0
Adjusted EBITDA	$119.1	$111.4	$374.3	$130.7

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended October 1, 2021 vs. Comparable 2020 Period	% Change Nine Month Period Ended October 1, 2021 vs. Comparable 2020 Period
Total sales growth	11.0%	41.5%
Less the impact of:
Discontinued products	0.3%	0.4%
Currency exchange rates	(1.1)%	(2.4)%
Core sales growth	10.2%	39.5%

Specialty Products & Technologies
Total sales growth	14.7%	44.2%
Less the impact of:
Discontinued products	—%	(0.1)%
Currency exchange rates	(1.4)%	(2.8)%
Core sales growth	13.3%	41.3%

Equipment & Consumables
Total sales growth	5.9%	37.6%
Less the impact of:
Discontinued products	0.8%	1.1%
Currency exchange rates	(0.7)%	(1.6)%
Core sales growth	6.0%	37.1%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net Operating Cash Used in Investing Activities	$(3.1)	$(9.6)	$(25.9)	$(64.0)
Net Operating Cash (Used in) Provided by Financing Activities	$(4.0)	$(244.3)	$(467.4)	$488.7

Net Operating Cash Provided by Operating Activities	$88.3	$148.1	$225.6	$90.5
Less: payments for additions to property, plant and equipment (capital expenditures)	(17.5)	(13.2)	(46.0)	(34.6)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	11.5	—	11.6	—
Free Cash Flow	$82.3	$134.9	$191.2	$55.9

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

C Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025.

D This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

E The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets. During the third quarter of 2021, the Company recorded an income tax benefit related primarily to the recognition of a deferred tax asset associated with the amortizable value of a tax basis-step up of Swiss assets.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.